UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

GLYECO, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-30396	33-0824801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4802 East Ray Road, Suite 23-196 Phoenix, Arizona		85044
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 960-1539

N/A
(Former name or former address, if changed since last report.)

With a copy to:
The Sourlis Law Firm

Philip Magri
The Courts of Red Bank
130 Maple Avenue, Suite 9B2
Red Bank, New Jersey 07701
Direct Dial: (954) 303-8027
T: (732) 530-9007
F: (732) 530-9008
Philmagri@SourlisLaw.com
www.SourlisLaw.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 30, 2011, the Board of Directors of GlyEco, Inc., a Nevada corporation (the “Company”), appointed Alicia Williams as the Company’s Secretary.

From October 2008 to the present, Ms. Williams (age 34) has been serving as the Director of Internal Operations of Global Recycling Technologies, Ltd., a Delaware corporation (“Global Recycling”).  As reported by the Company on a Form 8-K filed with the Securities and Exchange Commission on November 28, 2011, Global Recycling became a wholly-owned subsidiary of the Company pursuant to that certain Agreement and Plan of Merger, dated November 21, 2011, by and among the Company, GRT Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company, and Global Recycling. A description of Global Recycling’s business contained in the Form 8-K is incorporated by reference herein.

From March 2000 to August 2004, Ms. Williams served as a Senior Systems Analyst/Data Lead at Intel Corporation in Chandler, Arizona.

Ms. Williams holds a Juris Doctor from the University of Southern California Gould School of Law in Los Angeles, California (December 2007) and a Bachelor of Science in Management Information Systems & Accounting (December 2009).  Ms. Williams is admitted to practice law in the state of Arizona (2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLYECO, INC.

Dated: December 8, 2011	By:	/s/ John Lorenz
John Lorenz President and Chief Executive Officer, Director (Principal Executive Officer)